Subsidiaries of the Registrant


     On December 31, 1999, at 11:59 p.m., the Registrant had three wholly-owned subsidiaries, all of which are included in the consolidated financial statements, as follows:


                                             Organized Under the
          Name                                         Laws of

     New Penn Motor Express, Inc.                  Pennsylvania

     Arnold Transportation Services, Inc.          Pennsylvania

     MARIS, Inc.                                   Delaware